SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-KA

                          AMENDMENT TO
                            FORM 8-K

              (Initial Report Date March 04, 1998)

                   AMENDMENT TO CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934

                     Date of Amended Report:
                          May 12, 1998

                         PACER TECHNOLOGY
---------------------------------------------------------------------------
     (Exact name of registrant as specified in its charter)


                            California
--------------------------------------------------------------------------
 (State or other jurisdiction of Incorporation or Organization)





      0-8864                                         77-0080305
-----------------------                          -------------------------
Commission File No.                              IRS Employer
                                                 Identification No.

   9420 Santa Anita Avenue, Rancho Cucamonga,       California 91730
--------------------------------------------------------------------------
   (Address of principal executive office)             (Zip Code)


                          909-987-0550
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      (Registrant's telephone number, including area code)

The following items supersede previously submitted information to the extent such is inconsistent therewith.

Item 7.  Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired

     Independent Auditors' Report

     Audited Balance Sheet as of February 28, 1998

     Audited Statement of Operations and Accumulated Deficit for the eleven months ended February 28, 1998

     Audited Statement of Cash Flows for the eleven months ended
     February 28, 1998

     Notes to Financial Statements for the eleven months ended
     February 28, 1998

(b)  Pro Forma Financial Information

     Unaudited Pro Forma Combined Balance Financial Information

     Unaudited Pro Forma Combined Balance Sheet of Pacer Technology and Subsidiaries at December 31, 1997

     Unaudited Pro Forma Combined Statement of Income of Pacer
     Technology and Subsidiaries for the six months ended December
     31, 1997

     Unaudited Pro Forma Combined Statement of Income of Pacer
     Technology and Subsidiaries for the year ended June 30, 1997

     Notes to Unaudited Pro Forma Combined Financial Data as of
     December 31, 1997 and June 30, 1997

(c)  Exhibits:

     None

                           COOK BATES
        (A Division of London International Group, Inc.)

                      Financial Statements

                       February 28, 1998

           (With Independent Auditors' Report Thereon)

                  INDEPENDENT AUDITORS' REPORT


The Board of Directors

Cook Bates:

We have audited the accompanying balance sheet of Cook Bates (a division of London International Group, Inc.) as of February 28, 1998 and the related statements of operations and accumulated deficit and cash flows for the eleven-month period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cook Bates as of February 28, 1998, and the results of its operations and its cash flows for the eleven-month period then ended in conformity with generally accepted accounting principles.





Los Angeles, California
April 17, 1998

                           COOK BATES
        (A Division of London International Group, Inc.)

                          Balance Sheet

                       February 28, 1998

                             Assets

Current Assets:
   Cash                                            $     700
   Accounts receivable,net of allowance
     for doubtful accounts of $33,377              2,464,395
   Inventories (note 2)                            5,628,753
   Prepaid Expenses                                   78,910
                                                 -----------
        Total Current Assets                     $ 8,172,758

Property and equipment at cost, net (note 3)         189,017
                                                 -----------
        Total Assets                             $ 8,361,775
                                                  ==========

             Liabilities and Divisional Deficit

Current liabilities:
   Accounts Payable                              $   650,985
   Accrued Payroll                                    13,689
   Accrued Liabilities                             1,399,019
   Due to parent (note 4)                          8,633,538
                                                 -----------
         Total current liabilities               $10,697,231


Divisional deficit -
   accumulated deficit                           $(2,335,456)

Commitments and contingencies (note 5)
Subsequent event (note 7)


                                                 ------------
                                                 $ 8,361,775
                                                  ==========


See accompanying notes to financial statements.

                           COOK BATES
        (A Division of London International Group, Inc.)

         Statement of Operations and Accumulated Deficit

             Eleven months ended February 28, 1998


Net sales                                            $19,262,778
Cost of sales                                         13,890,625
                                                     -----------
      Gross profit                                     5,372,153


Selling, general and administrative expenses           5,701,055
                                                      ----------
      Loss from operations                              (328,902)

Other income (expense):
    Interest expense                                    (665,440)
    Gain on exchange rate                                 58,215
    Other income (expense),net                              (958)
                                                        ---------
                                                         608,183
                                                        ---------

      Loss before income taxes                          (937,085)

Provision for income taxes (note 6)                         -
                                                       ----------
      Net loss                                          (937,085)

Accumulated deficit at beginning of period             (1,398,371)
                                                     -------------

Accumulated deficit at end of period                 $(2,335,456)
                                                      ==========


See accompanying notes to financial statements.

                           COOK BATES
        (A Division of London International Group, Inc.)

                    Statement of Cash Flows

             Eleven months ended February 28, 1998


Cash flows from operating activities:
  Net loss                                             $ (937,085)
  Adjustments to reconcile net loss to net cash
  provided by operating activities:
       Depreciation and amortization                      108,674
       Loss on disposal of fixed assets                    11,406
       Provision for doubtful accounts                      3,119
       Changes in assets and liabilities:
         Accounts receivable                             (554,089)
         Inventories                                    1,835,220
         Prepaid expenses                                   2,048
         Accounts payable                                (219,961)
         Accrued payroll                                    9,751
         Accrued liabilities                              552,418
                                                       -----------
           Net cash provided by operating activities      811,501
                                                       ----------
Net cash used in investing activities -
        acquisitions of property and equipment           ( 32,359)

Net cash used in financing activities - net
        repayments of debt to parent                     (793,587)
                                                       -----------
          Net decrease in cash                            (14,445)

Cash at beginning of period                                15,145
                                                        ----------
Cash at end of period                                    $    700
                                                           =======


Supplemental disclosure of cash flow information:
   Cash paid during the period for:
     Interest                                           $    -
     Income taxes                                            -
                                                       ==========


See accompanying notes to financial statements.

                           COOK BATES
        (A Division of London International Group, Inc.)

                 Notes to Financial Statements

                       February 28, 1998

(1)  Description of Business and Summary of Significant Accounting
     -------------------------------------------------------------
     Policies
     --------

     Description of Business
     ------------------------
     Cook Bates is a division of London International Group, Inc. ("LIG"), a developer of latex and thin film barrier technologies. Cook Bates, is a Florida-based manufacturer and marketer of nail clippers, emery boards, and other related manicure implements. The Cook Bates production facility is located in Spartanburg, South Carolina, and its distribution center is located in Anderson, South Carolina.

     Inventories
     -----------
     Inventories are stated at the lower of cost or market using the first-in, first-out method.

     Property and Equipment
     ----------------------
     Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally five to ten years. Leasehold improvements are amortized on the straight-line method over the estimated useful lives or the term of the lease, whichever is shorter.

     Revenue Recognition
     -------------------
     Net sales are generally recognized when products are shipped. The Division has established programs which, under specified conditions, enable customers to return product. The Division establishes liabilities for estimated returns and allowances at the time of shipment

     Concentration of Credit Risk
     -----------------------------
     For the eleven months ended February 28, 1998, three customers accounted for 45% of net sales. At February 28, 1998, the Company had two customers who represented approximately 53% of total accounts receivable.

     Income Taxes
     ------------
     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     Impairment of Long-Lived Assets and Long-Lived Assets to Be
     -----------------------------------------------------------
     Disposed Of
     -----------
     Cook Bates has adopted the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of,". This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of this Statement did not have a material impact on the Division's financial position, results of operations or liquidity.

     Fair Value of Financial Instruments
     -----------------------------------
     The carrying value of cash, accounts receivables, accounts payable and other liabilities are measured at cost which approximates their fair value.

     Use of Estimates
     ----------------
     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2)  Inventories
     ------------
     Inventories consist of the following:

                         Raw materials  $  3,217,580
                         Work in process     472,983
                         Finished goods    1,938,190
                                        $  5,628,753
                                           =========

(3)  Property and Equipment
     ----------------------
     Property and equipment, at cost, are summarized as follows:

       Machinery and equipment              $   747,855
       Computer equipment                       257,814
       Tool and dyes                            193,602
       Office furniture and fixtures            115,696
       Leasehold improvements                     4,000
                                              1,318,967

       Less accumulated depreciation and
           amortization                      (1,129,950)

                                            $   189,017
                                             ===========

(4)  Due to Parent
     --------------
     Due to parent consists of intercompany loans made and expenses incurred by LIG on behalf of Cook Bates. Cook Bates incures interest at 6% per annum on all outstanding intercompany balances. The liability is eliminated during consolidation with LIG and no specific payment terms exist.

(5)  Commitments and Contigencies
     ----------------------------
     Operating leases:
     ----------------
     Cook Bates leases office space, warehouse space and equipment under noncancelable operating leases expiring in various years through 2003. The lease expense for operating leases amounted to $312,389 for the eleven months ended February 28, 1998.

     Future minimum lease payments as of February 28, 1998 are as follows:

                                             Operating
                                               leases
                                          ------------
               1999                      $     260,529
               2000                             95,953
               2001                             95,953
               2002                             76,693
               Thereafter                        5,674
                                          ------------
       Total minimum lease payments      $     534,802
                                         =============

     Litigation:
     ----------
     Cook Bates is involved in certain legal matters which have arisen in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on Cook Bates' financial position, results of operations or liquidity.

(6)  Income Taxes
     ------------
     Deferred taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance has been provided to fully offset the net deferred tax asset at February 28, 1998, because there can be no assurance that Cook Bates will generate any specific level of continuing earnings in future years. The principal items that give rise to deferred tax assets are inventory obsolescence and net operating loss carryforwards.

(7)  Subsequent Event (Unaudited)
     ---------------------------
     On March 04, 1998, Pacer Technology acquired a majority of the assets of Cook Bates. The assets purchased primarily consisted of inventories and property and equipment. The total cash purchase price was approximately $4,800,000.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
--------------------------------------------------
     The following unaudited pro forma combined financial information presents the unaudited pro forma combined Balance Sheet as of December 31, 1997 giving effect to the acquisition of certain assets of Cook Bates as if the transaction had been consummated on that date. Also presented is the unaudited pro forma combined statements of operations for fiscal year ended June 30, 1997 and the six months ended December 31, 1997, giving effect to the acquisition of Cook Bates as if it had been consummated as of the beginning of the earliest period presented. Pacer Technology's fiscal year ends on June 30 and Cook Bates' fiscal year ends on March 31. The pro forma combined balance sheet combines Pacer Technology's balance sheet as of December 31, 1997 with Cook Bates' balance sheet as of February 28, 1998. The pro forma combined statement of operations for the year ended June 30, 1997 combines the results of Pacer Technology for such year with the results of Cook Bates for the twelve-month period ended June 30, 1997. The pro forma combined statement of operations for the six months ended December 31, 1997 combines the results of Pacer Technology for such six-month period with the results of Cook Bates for the six-month period ended February 28, 1998.

     The pro forma data is based on the historical combined statements of Pacer Technology and Cook Bates, giving effect to such acquisition under the purchase method of accounting and the assumptions and adjustments (which the Company believes to be reasonable) described in the accompanying notes to unaudited pro forma combined financial data.

     The pro forma data is provided for illustrative purposes only. It does not purport to be indicative of the results that actually would have occurred if the acquisition of Cook Bates had been consummated on the date indicated or that may be obtained in the future. The unaudited pro forma combined financial information should be read in conjunction with the notes thereto.

                PACER TECHNOLOGY AND SUBSIDIARIES

           Unaudited Pro Forma Combined Balance Sheet

                        December 31, 1997

                     Historical                        Pro Forma
                 ------------------------   -------------------------------
                   Pacer          Cook        Adjust.
                  Technology     Bates      Inc.(Dec.)   Notes     Combined
                -------------   ---------   ----------  --------   --------
                             ASSETS

Current Assets:
  Cash                $  385,673         700        (700)   a(i)  $   385,673
  Trade Receivables    5,307,145   2,464,395  (2,464,395)   a(i)    5,307,145
  Other Receivables      167,387        -           -                 167,387
  Notes Receivables      221,144        -           -                 221,144
  Inventories          4,627,436   5,628,753    (747,955)   a(ii)   9,508,234
  Prepaid Expenses       798,569      78,910    ( 29,952)   a(ii)     847,527
  Deferred Income
      Taxes              621,804        -           -                 621,804
                      ----------  ----------  ----------           ----------
Total Current Assets  12,129,157   8,172,758  (3,243,002)          17,058,913

Equipment and
   Leasehold Improve-
   ments, Net:         1,539,690     189,017     185,983    a(ii)   1,914,690

Deferred Income Taxes     60,222        -           -                  60,222
Cost in Excess of Net
  Assets Acquired      3,830,625        -           -               3,830,625
Other Assets               7,078        -         25,000     a(ii)     32,078
                     -----------  ----------  -----------          ----------
    Total Assets    $ 17,566,772 $ 8,361,775 $(3,032,019)        $ 22,896,528
                     ===========   ========    ==========          ==========

              LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts Payable     1,779,309     650,985    (650,985)   a(i)    1,779,309
  Accrued Payroll        459,748      13,689     (13,689)   a(i)      459,748
  Accrued Liabilities  1,464,893   1,399,019    (887,330) a(i&iv)   1,976,582
  Due to LIG and
     affiliates            -       8,633,538  (8,633,538)   a(i)        -
                      ---------   ---------- ------------          ----------
     Total Current
         Liabilities   3,703,950  10,697,231 (10,185,542)           4,215,639

Long-Term Liabilities:
  Long-Term Debt       4,103,000        -      4,818,067    a(iii)  8,921,067
                      ----------  ---------   ----------           ----------
 Total Liabilities     7,806,950  10,697,231  (5,367,475)          13,136,706

Stockholders' Equity:
  Notes Receivable
    from Directores     (300,074)       -           -                (300,074)
   Common Stock        8,260,973        -           -               8,260,973
  Retained Earnings    1,798,923  (2,335,456)    2,335,456   a(v)   1,798,923
                      ----------  ----------    ----------          ---------
Total Stockholders'
  Equity               9,759,822  (2,335,456)    2,335,456          9,759,822

Total Liabilities and Stock-
  holders' Equity   $ 17,566,772 $ 8,361,775  $ (3,032,019)      $ 22,896,528
                     ===========  ==========     ==========       ===========

                 PACER TECHNOLOGY & SUBSIDIARIES

        Unaudited Pro Forma Combined Statement of Income

               Six Months ended December 31, 1997


                  Historical                            Pro Forma
         -----------------------------   -----------------------------------
             Pacer          Cook           Adjust.
          Technology        Bates         Inc. (Dec.)    Notes       Combined
         ---------------  -----------     ------------  ---------   ---------

Net Sales      $ 13,648,651   11,233,876         -               $ 24,882,527

Cost of Sales     8,662,349    7,685,360       30,000      b(i)    16,377,709
                -----------   -----------   ----------            -----------
  Gross Profit    4,986,302    3,548,516      (30,000)              8,504,818

Selling, General
  and Administrative
  Expenses        3,504,746    2,934,252        8,393      b(i)     6,447,391
                 ----------   ----------     ---------             ----------
  Operating
    Income        1,481,556      614,264      (38,393)              2,057,427

Interest Expense
     & Other        183,339      499,826      (42,193)  b(ii&iii)     640,972
                 ----------    ---------    ----------              ---------
Income(loss) Before
     Taxes        1,298,217      114,438        3,800               1,416,455

Income Taxes        571,698          -         41,383     b(iv)       613,081
                 ----------     --------    ---------               ---------
  Net Income    $   726,519      114,438      (37,583)            $   803,374
                 ==========     ========      ========             ==========

                 PACER TECHNOLOGY & SUBSIDIARIES

        Unaudited Pro Forma Combined Statement of Income

                  For Year Ended June 30, 1997


                  Historical                          Pro Forma
         -----------------------------   ------------------------------------
             Pacer            Cook          Adjust.
          Technology         Bates       Inc. (Dec.)     Notes       Combined
         ---------------   -----------   -----------   ---------   ----------

Net Sales      $ 25,677,840   23,658,457         -               $ 49,336,297

Cost of Sales    16,520,294   16,978,440       60,000      c(i)    33,558,734
                 ----------   ----------     ---------            -----------
  Gross Profit    9,157,546    6,680,017      (60,000)             15,777,563

Selling, General
  and Administrative
  Expenses        6,595,513    6,419,169       16,786      c(i)    13,031,468
                 ----------   ----------     ---------             ----------
  Operating
    Income        2,562,033      260,848      (76,786)              2,746,095

Interest Expense
     & Other         75,752    1,051,233      (84,386)  c(ii&iii)   1,042,599
                 ----------   ----------      ---------             ---------
Income(loss) Before
     Taxes        2,486,281     (790,385)       7,600               1,703,496

Income Taxes      1,268,879          -       (273,975)     c(iv)      994,904
                ------------   ----------   -----------           ------------
  Net Income    $ 1,217,402     (790,385)      281,575            $   708,592
                 ==========     ========       ========            ==========

                PACER TECHNOLOGY AND SUBSIDIARIES

      Notes to Unaudited Pro Forma Combined Financial Data

                        December 31, 1997

a. The unaudited pro forma combined balance sheet has been prepared to reflect the acquisition of certain assets of Cook Bates under the purchase method of accounting. The cash purchase price was approximately $4,818,067.

     The purchase price has been allocated to the net assets purchased based upon the fair values on the date of acquisition, as follows:

     Inventory                          $ 4,880,798
     Property and equipment                 375,000
     Other assets                            25,000
     Prepaids                                48,958
     Other liabilities                     (511,689)
                                        ------------
          Cash purchase price           $ 4,818,067
                                        ===========

     The pro forma combined balance sheet has been adjusted to reflect the above as follows:

    (i) To eliminate assets and liabilities not acquired or assumed.

    (ii) To adjust inventories, prepaid expenses, equipment and leasehold improvements, and other asset balances to reflect the actual amounts paid.

    (iii) To record the indebtedness related to bank borrowings, with effective interest rate of 9%, utilized to finance the acquisition and to pay certain related costs.

    (iv) To record the recognition of liabilities related to plant closings, relocation costs, and transaction costs.

    (v)   To eliminate the deficit of Cook Bates.

b. The unaudited pro forma combined statement of operations for the six months ended December 31, 1997 combines the results of Pacer Technology for such six-month period and the results of Cook Bates for their six months ended February 28, 1998.

     The unaudited pro forma combined statements of operations give effect to the following adjustments:

    (i) To record six months of incremental depreciation and amortization expense for allocated value of fixed assets and other assets acquired.

    (ii) To record six months of interest expense related to the indebtedness of $4,818,067 utilized to finance the acquisition.

    (iii) To adjust (reduce) interest expense Cook Bates incurred on parent company's debt of approximately $8.6 million at the rate of 6%. Pacer Technology did not assume this debt.

    (iv) To adjust the provision for income taxes to reflect the combined result of operations assuming a statutory tax rate of 35% on Cook Bates and pro forma adjustment.

                 PACER TECHNOLOGY AND SUBSIDIARIES

      Notes to Unaudited Pro Forma Combined Financial Data

                          June 30, 1997

c. The unaudited pro forma combined statement of operations for the fiscal year ended June 30, 1997 combines the results of Pacer Technology for such fiscal year and the results of Cook Bates for the twelve-month period ended June 30, 1997.

     The unaudited pro forma combined statements of operations give effect to the following adjustments:

    (i) To record the annual incremental depreciation and amortization expense for allocated value of fixed assets and other assets acquired.

    (ii) To record the annual interest expense related to the indebtedness of $4,818,067 utilized to finance the acquisition.

    (iii) To adjust (reduce) interest expense Cook Bates incurred on parent company's debt of approximately $8.6 million at the rate of 6%. Pacer Technology did not assume this debt.

    (iv) To adjust the provision for income taxes to reflect the combined result of operations assuming a statutory tax rate of 35% on Cook Bates and pro forma adjustment.

                            SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  PACER TECHNOLOGY




                                   /s/Roberto J. Cavazos, Jr.
                                  ---------------------------
                                  Roberto J. Cavazos, Jr.
                                  Chief Financial Officer



Date: May 12, 1998